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                                                                   EXHIBIT 10.13

                           COMPENSATION OF DIRECTORS
                    OF ALLEGHANY CORPORATION (THE "COMPANY")

     Each director of the Company who is not an officer thereof receives an annual retainer of $30,000, payable one-half in cash and one-half in shares of Common Stock as more fully explained below, as well as $1,000 for each board meeting attended in person and $500 for each conference telephone meeting attended. In addition, the Chairman of the Executive Committee receives an annual fee of $25,000, and each other member thereof who is not an officer of the Company receives an annual fee of $7,500. The Chairman of the Audit Committee receives an annual fee of $15,000, and each other member thereof receives an annual fee of $11,000. The Chairman of the Audit Committee also receives a fee of $1,000 for each audit committee meeting of a Company operating unit which he attends. The Chairman of the Compensation Committee receives an annual fee of $8,000, and each other member thereof receives an annual fee of $6,000. The Chairman of the Nominating and Governance Committee receives an annual fee of $6,500, and each other member thereof receives an annual fee of $5,000.

     Pursuant to the Directors' Equity Compensation Plan (the "Directors' Equity Plan"), each director of the Company who is not an employee of the Company or any of its subsidiaries receives his retainer in the beginning of each year of his term for the following twelve-months' service as a director, exclusive of any per meeting fees, committee fees or expense reimbursements, payable one-half in shares of Common Stock, based on the market value (as defined in the plan) of such shares on the date of payment, and one-half in cash. Each eligible director received 57 shares of Common Stock on May 19, 2004.

     Pursuant to the 2000 Directors' Stock Option Plan (the "2000 Directors' Plan"), each director of the Company who is not an employee of the Company or any of its subsidiaries receives annually, as of the first business day after the conclusion of each Annual Meeting of Stockholders of the Company, an option to purchase 1,000 shares of Common Stock (subject to antidilution adjustments) at a price equal to the fair market value (as defined in the plan) of such shares on the date of grant. On April 26, 2004, each eligible director received an option to purchase 1,000 shares of Common Stock at a price of $265.00 per share. The 2000 Directors' Plan expired on December 31, 2004.

     In December 2004, the Board of Directors adopted the 2005 Directors' Stock Plan, which is being submitted to the stockholders of the Company for their approval at the 2005 Annual Meeting. Upon such stockholder approval, the Directors' Equity Plan will be terminated.

     Pursuant to the Non-Employee Directors' Retirement Plan, each person who has served as a non-employee director of the Company after July 1, 1990 is entitled to receive, after his retirement from the Board of Directors, an annual retirement benefit payable in cash equal to the annual retainer payable to directors of the Company at the time of his retirement. The benefit is paid from the date of the director's retirement from the Board of Directors until the end of a period equal to his length of service thereon or until his death, whichever occurs sooner. To be entitled to this benefit, the director must have served as such for at least five years and must have continued so to serve either until the time he is required to retire by the Company's retirement policy for directors or until he has attained age 70. In January 2005, the Directors' Retirement Plan was amended to "freeze" the Plan at December 31, 2004. Under the Directors' Retirement Plan as amended, no new non-employee director will be eligible to participate in the Directors' Retirement Plan, a director's service after December 31, 2004 is no longer included in measuring how long the director's annual retirement benefit will be payable, and the annual retirement benefit for directors who retire after December 31, 2004 is limited to $30,000, which is the current annual retainer.

     As Chairman of the Board of the Company, Mr. F.M. Kirby received in respect of 2004 $342,121 in salary, $21,721 representing payments for reimbursement of taxes and the reimbursement itself, and $81,760 representing (i) a savings benefit of $51,318 credited pursuant to the Alleghany Corporation Officers, Highly Compensated Employees and Directors' Deferred Compensation Plan; and (ii) a benefit, valued at $30,442 pursuant to Securities and Exchange Commission rules, of life insurance maintained by the Company on his
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behalf. Such life insurance policy provides a death benefit to Mr. F.M. Kirby if he is an employee at the time of his death equal to four times the amount of his annual salary at January 1 of the year of his death.

     After his retirement as President and chief executive officer of the Company effective December 30, 2004 and pursuant to action taken by the Board of Directors, Mr. Burns is continuing as a director, serving as Vice Chairman of the Board, and as a non-executive employee of the Company. As an employee, Mr. Burns is not entitled to receive any director or committee fees and does not participate in any non-employee directors' equity or retirement plans.

     As non-executive Chairman of the board of directors of World Minerals, Mr. Will was entitled to receive an annual retainer of $40,000 as well as $600 for each board meeting or conference telephone meeting attended. As a member of the Audit Committee of the World Minerals board, Mr. Will was entitled to receive $500 for each committee meeting attended. In 2004, Mr. Will was paid fees of $44,900 for services in these capacities.